SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K
                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


Date of Report (Date of earliest event reported)         December 23, 2005
                                                         -----------------


                          GOLD BANC CORPORATION, INC.
                          ---------------------------
            (Exact name of Registrant as specified in its charter)

         Kansas                        0-28936                  48-1008593
         ------                        -------                  ----------
(State of Incorporation)      (Commission File Number)       (I.R.S. Employer
                                                          Identification Number)


                    11301 Nall Avenue, Leawood, Kansas 66211
                    ----------------------------------------
               (Address of Principal Executive Offices) (Zip Code)


                                 (913) 451-8050
                                 --------------
              (Registrant's telephone number, including area code)


          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))



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Item 8.01  Other Events

     On December 23, 2005, the District Court of Kansas granted the defendant's motion to dismiss the claim filed by Gold Bank, the Registrant's subsidiary bank, against Mike Johanns, Secretary of Agriculture, in his official capacity; U.S. Department of Agriculture; and Farm Service Agency (the "FSA"). The order by the District Court was based upon on the grounds that the United States Court of Federal Claims has exclusive jurisdiction to hear Gold Bank's claim. The ruling did not address the merits of Gold Bank's claim, but rather the appropriate court to hear the claim. In its order, the District Court notes that Gold Bank can obtain both retroactive and prospective relief by suing the U.S. Department of Agriculture in the Court of Federal Claims. Gold Bank intends to refile this claim in the Court of Federal Claims.

     This lawsuit, which was originally filed by Gold Bank on June 7, 2005, claimed that the FSA interest rate regulation was unconstitutionally vague. The regulation, 7 C.F.R. section 762.124, provides that lenders may not charge their FSA guaranteed customers interest in excess of the interest charged to the lender's "average agricultural loan customer." The regulation does not define "average agricultural loan customer" and gives no guidance on how to calculate the "average" rate. This regulation formed the basis for both the previously-settled False Claims Act qui tam lawsuit and certain lawsuits filed by FSA borrowers described under Part II - Item 1 - Legal Proceedings in the Registrant's Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2005.

     Gold Bank's lawsuit challenging the interest rate regulation arose in the context of requests for interest assistance subsidies that the FSA recently denied. To obtain interest assistance subsidies on eligible loans, Gold Bank is required to submit annual interest assistance request forms to the FSA. In early 2005, requests for approximately $300,000 in interest assistance claims to the FSA were due. Part of the interest assistance request form is a certification by the bank that the request "is accurate and consistent with the terms of FSA regulations," presumably including the interest rate limitation. Certifications of this sort were alleged to have been falsely made in the False Claims Act case, and the relator and United States government sought fines and treble damages for each such allegedly false certification. In light of the uncertainty over the meaning of the interest rate regulation, Gold Bank attached addenda to these requests limiting its certification to the information provided on the form itself. The FSA rejected these requests, and noted that no revisions or addenda to the standard form would be accepted. This lawsuit challenges the constitutionality of the interest rate regulation on vagueness grounds, and asked the District Court to order the FSA to accept Gold Bank's interest assistance requests with the addenda.


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


                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this to be signed on its behalf by the undersigned, hereunto duly authorized.

                               GOLD BANC CORPORATION, INC.


Dated: December 28, 2005
                               By: /s/ Rick J. Tremblay
                                   --------------------------------
                                   Rick J. Tremblay
                                   Executive Vice President and
                                   Chief Financial Officer






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